SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[X]           Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Delaware Group Equity Funds III
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[ X ]           No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:
____________________________________________________________

2)           Form, Schedule or Registration Statement No.:
____________________________________________________________

3)           Filing Party:
____________________________________________________________

4)           Date Filed:
____________________________________________________________

DELAWARE TREND FUND - SCRIPT

Good (morning, afternoon, evening,) my name is (Full Name).

I am calling on behalf of a current investment with Delaware Trend Fund.

May I please speak with Mr./Mrs. (full name)?

 Good _____________ Mr./Mrs. ___________, I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled for September 22nd.
Have you received the information?

If “Yes” or positive response:
If you’re not able to attend the meeting, I can record your voting instructions by phone.
Your Board of Trustees is recommending a vote in favor.

Would you like to vote along with the Board’s Recommendation?

Would you like to vote all of your accounts accordingly? (if multiple accounts)

If “No” or negative response:
Could I please have your home or e-mail address so that I can have the materials delivered to you?

*Confirmation – I am recording your (in favor/against/abstain) vote.
 For confirmation purposes:
• Please state your full name. (pause for response)
• According to our records, you reside in (city, state, zip code). (pause)
• To ensure that we have the correct address for the written confirmation, please state your street address.  (pause for response)

Thank you.  You will receive written confirmation of your voting instructions in 3 to 5 business days.  Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation.  Mr./Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (insert appropriate closing).

Rebuttals

If shareholder asks what we mean by “all accounts accordingly”

“This means would you like to vote all of your accounts with Delaware Trend Fund (and Delaware Growth Equity Fund if applicable)” (In favor, against, or abstaining)

If shareholder asks how many accounts he has.

“Currently my system shows ____ accounts, but depending on how the account is registered, additional accounts may not be grouped with your main account.”

ANSWERING MACHINE MESSAGE

Good Morning/Afternoon/Evening. This message is for Mr./Mrs. _________________.

I am calling on behalf of your investment with the Delaware Trend Fund.

The special meeting of shareholders is scheduled to take place on September 22nd, and your vote has not been registered.

Please contact us at your earliest convenience at 1-877-864-5057, between the hours of 9:00 a.m. and 11:00 p.m. Eastern time.

Your vote is very important. Thank you and have a Good Day/Evening.

DELAWARE GROWTH EQUITY FUND - SCRIPT

Good (morning, afternoon, evening,) my name is (Full Name).

I am calling on behalf of a current investment with Delaware Growth Equity Fund.

May I please speak with Mr./Mrs. (full name)?

 Good _____________ Mr./Mrs. ___________, I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled for September 22nd.
Have you received the information?

If “Yes” or positive response:
If you’re not able to attend the meeting, I can record your voting instructions by phone.
Your Board of Trustees is recommending a vote in favor.

Would you like to vote along with the Board’s Recommendation?

Would you like to vote all of your accounts accordingly? (if multiple accounts)

If “No” or negative response:
Could I please have your home or e-mail address so that I can have the materials delivered to you?

*Confirmation – I am recording your (in favor/against/abstain) vote.
 For confirmation purposes:
• Please state your full name. (pause for response)
• According to our records, you reside in (city, state, zip code). (pause)
• To ensure that we have the correct address for the written confirmation, please state your street address.  (pause for response)

Thank you.  You will receive written confirmation of your voting instructions in 3 to 5 business days.  Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation.  Mr./Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (insert appropriate closing).

Rebuttals

If shareholder asks what we mean by “all accounts accordingly”

“This means would you like to vote all of your accounts with Delaware Growth Equity Fund (and Delaware Trend Fund if applicable)” (In favor, against, or abstaining)

If shareholder asks how many accounts he has.

“Currently my system shows ____ accounts, but depending on how the account is registered, additional accounts may not be grouped with your main account.”

ANSWERING MACHINE MESSAGE

Good Morning/Afternoon/Evening. This message is for Mr./Mrs. _________________.

I am calling on behalf of your investment with the Delaware Growth Equity Fund.

The special meeting of shareholders is scheduled to take place on September 22nd, and your vote has not been registered.

Please contact us at your earliest convenience at 1-877-864-5057, between the hours of 9:00 a.m. and 11:00 p.m. Eastern time.

Your vote is very important. Thank you and have a Good Day/Evening.